Exhibit 99.1

12701 Fair Lakes Circle, Fairfax, VA 22033
703.322.0881 Fax 703.322.0885
www.argonst.com

NEWS RELEASE

For Immediate Release

Argon ST, Inc. Announces Q2 Results

FAIRFAX, VA, May 11, 2005 / Business Wire / — Argon ST, Inc. (NASDAQ: STST), today announced revenues and earnings for its second quarter ended April 3, 2005.

HISTORICAL RESULTS OF OPERATIONS

Revenues for the three months ended April 3, 2005 increased $33,269,000 to $55,952,000 up 147%, compared to $22,683,000 for the prior year quarter. Revenues for the six months ended April 3, 2005 increased $62,486,000 to $112,462,000 up 125%, compared to $49,976,000 for the prior year period.

Net income for the three months ended April 3, 2005 was $4,944,000 or $0.24 per diluted share, an increase of 154% compared to $1,949,000 or $0.14 per diluted share for the prior year quarter. For the six months ended April 3, 2005 net income was $9,864,000 or $0.48 per diluted share, an increase of 190% compared to the prior year period of $3,406,000 or $0.25 per diluted share.

CEO’s comments

Terry Collins, President and CEO of Argon ST stated, “Our second quarter and six month performance levels reflect our strong and growing position in the Intelligence, Surveillance, and Reconnaissance (ISR) markets. New orders in the second quarter afforded a respectable second quarter increase in backlog of approximately $5.4M or a book to bill ratio of 1.1 for the second quarter. The increase in backlog was the result of a significant number of new contractual actions and does not include our recently announced award of the Aerial Common Sensor (ACS) contract for $73.5M as this booking was a third quarter event.”

Financial Highlights

■	Revenue for the second quarter increased 147% over the prior year quarter to $55,952,000

■	Revenue for the six months period increased 125% over the prior year period to $112,462,000

■	Net Income for the second quarter of $4,944,000 or $0.24 per diluted share up 154% from the prior year quarter

■	Net Income for the six month period of $9,864,000 or $0.48 per diluted share up 190% from the prior year period

■	Funded and unfunded backlog for the second quarter was $225,262,000 an increase of 19% from the prior year second quarter funded and unfunded backlog of $188,706,000

ARGON ST, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	April 3, 2005	September 30, 2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$32,221,000	$29,732,000
Accounts receivable, net	64,794,000	59,716,000
Inventory	1,921,000	1,574,000
Deferred income tax asset	5,008,000	4,822,000
Prepaids and other	1,482,000	1,288,000

TOTAL CURRENT ASSETS	105,426,000	97,132,000
Property, equipment and software, net	14,668,000	13,949,000
Goodwill	107,776,000	107,776,000
Intangibles, net	1,704,000	2,190,000
Other assets	686,000	694,000

TOTAL ASSETS	$230,260,000	$221,741,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$12,017,000	$12,727,000
Accrued salaries and related expenses	9,775,000	10,606,000
Deferred revenue	27,326,000	28,336,000
Notes payable – current portion	170,000	226,000
Income taxes payable	839,000	5,810,000
Deferred rent	61,000	200,000

TOTAL CURRENT LIABILITIES	50,188,000	57,905,000
Deferred income tax liability, long term	1,591,000	1,901,000
Notes payable, net of current portion	—	56,000
Deferred rent	1,382,000	954,000
Commitments and contingencies	—	—
STOCKHOLDERS’ EQUITY
Common Stock:
$.01 Par Value, 100,000,000 shares authorized 19,928,214 and 19,468,734 share issued at April 3, 2005 and September 30, 2004	199,000	195,000
Additional paid-in capital	155,349,000	149,043,000
Treasury stock at cost, 126,245 shares	(534,000)	(534,000)
Retained earnings	22,085,000	12,221,000

TOTAL STOCKHOLDERS’ EQUITY	$177,099,000	$160,925,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$230,260,000	$221,741,000

ARGON ST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)

	Second Quarter Ended		Six Months Ended
	April 3, 2005	March 28, 2004	April 3, 2005	March 28, 2004
CONTRACT REVENUES	$55,952,000	$22,683,000	$112,462,000	$49,976,000
COST OF REVENUES	43,641,000	17,887,000	88,979,000	41,146,000
GENERAL AND ADMINISTRATIVE EXPENSES	4,496,000	1,744,000	7,831,000	3,478,000

INCOME FROM OPERATIONS	7,815,000	3,052,000	15,652,000	5,352,000
OTHER INCOME (EXPENSE)
Interest income	205,000	42,000	345,000	50,000
Interest expense	(7,000)	(4,000)	(9,000)	(4,000)

	198,000	38,000	336,000	46,000
INCOME BEFORE INCOME TAXES	8,013,000	3,090,000	15,988,000	5,398,000
PROVISION FOR INCOME TAXES	3,069,000	1,141,000	6,124,000	1,992,000

NET INCOME	$4,944,000	$1,949,000	$9,864,000	$3,406,000

PER SHARE AMOUNT
Basic earnings per share	$0.25	$0.16	$0.50	$0.28

Diluted earnings per share	$0.24	$0.14	$0.48	$0.25

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic average shares outstanding	19,751,000	12,214,000	19,584,000	12,241,000

Diluted average shares outstanding	20,676,000	13,328,000	20,537,000	13,322,000

On September 29, 2004, a wholly-owned subsidiary of Sensytech, Inc. (“Sensytech”) merged with and into Argon Engineering Associates, Inc. (“Argon Engineering”) in a merger whereby each outstanding share of Argon Engineering common stock was exchanged for two shares of Sensytech common stock. As a result of the merger, the former Argon Engineering stockholders acquired approximately 65.6% of the issued and outstanding shares of Sensytech common stock. In accordance with Statement of Financial Accounting Standards No. 141 “Business Combinations”, the merger was accounted for as a reverse acquisition, whereby Argon Engineering was deemed to have acquired Sensytech for financial reporting purposes. Consistent with the reverse acquisition accounting treatment, the historical financial statements presented for periods prior to the acquisition date are the statements of Argon Engineering except for stockholders’ equity which has been retroactively restated for the equivalent number of shares of the legal acquirer.

The following unaudited condensed pro forma results of operations reflect the pro forma combination of Argon Engineering and Sensytech as if the combination had occurred at the beginning of the period presented, compared with the actual results of operations of Argon Engineering for the same period.

	Second Quarter Ended		Six Months Ended
	March 28, 2004		March 28, 2004
	Historical	Pro forma	Historical	Pro forma
Revenue	$22,683,000	$36,702,000	$49,976,000	$76,660,000
Income from operations	3,052,000	4,341,000	5,352,000	7,741,000
Net income	1,949,000	2,759,000	3,406,000	4,868,000
Basic earnings per share	$0.16	$0.15	$0.28	$0.26
Diluted earnings per share	$0.14	$0.14	$0.25	$0.24
Basic wt average shares	12,214,000	18,749,000	12,241,000	18,758,000
Diluted wt average shares	13,328,000	20,025,000	13,322,000	20,006,000

Pro forma revenues attributable to Sensytech were $14,019,000 and $26,684,000, respectively for the second quarter and six months ended March 28, 2004. Pro forma income from operations attributable to Sensytech was $1,647,000 and $3,105,000, respectively, for the second quarter and six months ended March 28, 2004. Pro forma net income attributable to Sensytech was $1,031,000 and $1,904,000, respectively, for the second quarter and six months ended March 28, 2004. Pro forma depreciation and amortization on the write up of tangible and intangible assets, in accordance with SFAS 141, was $358,000 and $716,000, respectively, for the second quarter and six months ended March 28, 2004 and the after tax effect was $221,000 and $442,000, respectively.

About Argon ST, Inc.

Argon ST designs, develops, and manufacturers systems and sensors for the Command and Control Communications, Computers, Intelligence, Surveillance, and Reconnaissance (C4ISR) markets including SIGINT (Signals Intelligence), ESM (Electronic Support Measures), EW (Electronic Warfare), imaging, and acoustic systems serving domestic and worldwide markets.

Statements in this press release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties. The Company wishes to caution readers that certain factors can cause the Company’s actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. The Company undertakes no obligation and does not intend to update, revise or otherwise publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances.

CONTACT:	Donald F. Fultz, Chief Financial Officer don.fultz@argonst.com URL: www.argonst.com 703.995.5695